EXHIBIT 3.13

AMERICAN BAR ASSOCIATION MEMBERS/

STATE STREET COLLECTIVE TRUST

AMENDMENT

TO

FUND DECLARATIONS

Pursuant to Sections 3.03 and 7.01 of the Declaration of Trust, dated December 5, 1991, as amended as of July 31, 1995, July 15, 2002 and December 1, 2004 (the “Declaration of Trust”), which authorizes the trustee of the American Bar Association Members/State Street Collective Trust (the “Collective Trust”) to amend the Fund Declarations of the investment funds established under the Collective Trust, effective as of December 1, 2004, the Trustee (as defined below) hereby amends each of the Fund Declarations of the Collective Trust, all of which are listed on Exhibit A (the “Fund Declarations”) to reflect the appointment of a successor trustee of the Collective Trust as described below.

On December 1, 2004, State Street Bank and Trust Company resigned as the trustee of the Collective Trust and, with the consent of the American Bar Retirement Association, appointed as successor trustee State Street Bank and Trust Company of New Hampshire, a New Hampshire trust company (the “Trustee”) that is a wholly-owned subsidiary of State Street Bank and Trust Company.

The provisions of the Declaration of Trust and the Fund Declarations are incorporated herein by reference. For all purposes of each Fund Declaration, the term “Trustee” shall, effective as of the date set forth below, mean and refer to State Street Bank and Trust Company of New Hampshire, a New Hampshire trust company.

IN WITNESS WHEREOF, EACH OF STATE STREET BANK AND TRUST COMPANY AND STATE STREET BANK AND TRUST COMPANY OF NEW HAMPSHIRE has caused its name to be signed to this Amendment to Fund Declaration for each of the Funds by its proper officer as of December 1, 2004.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Beth Halberstadt
Name:	Beth Halberstadt
Title:	Vice President

STATE STREET BANK AND TRUST COMPANY OF NEW HAMPSHIRE

By:	/s/ Shawn P. Currier
Name:	Shawn P. Currier
Title:	Vice President

EXHIBIT A

FUND DECLARATIONS

1.	Fifth Amended and Restated Fund Declaration of Balanced Fund dated as of April 15, 2002

2.	Fifth Amended and Restated Fund Declaration of Large-Cap Value Equity Fund dated as of April 1, 2003

3.	Seventh Amended and Restated Fund Declaration of Large-Cap Growth Equity Fund dated as of April 1, 2003

4.	Fifth Amended and Restated Fund Declaration of Index Equity Fund dated as of April 15, 2002

5.	Seventh Amended and Restated Fund Declaration of Small-Cap Equity Fund dated as of April 1, 2003

6.	Sixth Amended and Restated Fund Declaration of International Equity Fund dated as of April 1, 2003

7.	Second Amended and Restated Fund Declaration of the Structured Portfolio Service dated as of April 15, 2002

8.	First Amended and Restated Fund Declaration of Mid-Cap Growth Equity Fund dated as of April 1, 2003

9.	First Amended and Restated Fund Declaration of Mid-Cap Value Equity Fund dated as of April 1, 2003

10.	Sixth Amended Fund Declaration of Stable Asset Return Fund dated as of April 1, 2003

11.	Fourth Amended and Restated Fund Declaration of Intermediate Bond Fund, dated as of April 15, 2002